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                                                                    EXHIBIT Z


                                 FIRST AMENDMENT
                                     TO THE
                          REGISTRATION RIGHTS AGREEMENT

                 This FIRST AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT ("First Amendment") is made as of December 7, 1995 by and between PHOENIX INFORMATION SYSTEMS CORP. (the "Company") and S-C PHOENIX PARTNERS ("S-C").

                 WHEREAS, the Company and S-C are parties to a certain Registration Rights Agreement dated December 9, 1994 (the "Registration Rights Agreement"); and

                 WHEREAS, the Company and S-C desire with this document to amend the Registration Rights Agreement to clarify its scope;

                 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the Company and S-C agree as follows:

                                   Section 1.

                   Amendment to Registration Rights Agreement

                 The Registration Rights Agreement is hereby amended as follows:

                 1.01. Clause (iii) of Section 1(b) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

                          (iii) any other Common Shares issued by the Company that are acquired by the Rights Holder or its affiliates, including S-C Phoenix Holdings, L.L.C. and Quantum Industrial Partners LDC, by purchase or transfer or issued by the Company to the Rights Holder or such affiliates upon the conversion or exercise of any warrant, right

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                          or other security, whether purchased, acquired by
                          transfer or issued as a dividend or other distribution with respect to, in exchange for or in replacement of any Common Shares or other securities of the Company.

                                   Section 2.

               Ratification of the Registration Rights Agreement.

                 2.01. Nothing contained in this First Amendment shall constitute or be deemed to constitute any limitation on the validity or enforceability of the Registration Rights Agreement.

                 2.02. Except as expressly modified by this First Amendment, all of the terms and conditions of the Registration Rights Agreement shall remain in full force and effect in accordance with their terms.

                                   Section 3.

                                 Miscellaneous.

                 3.01. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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                 IN WITNESS WHEREOF, the parties have caused this First
Amendment to be duly executed as of the date first above written.

                                        S-C PHOENIX PARTNERS

                                        By S-C PHOENIX HOLDINGS, L.L.C.,
                                          a General Partner

                                        By______________________________
                                          Name:
                                          Title:

                                        PHOENIX INFORMATION SYSTEMS CORP.

                                        By______________________________
                                          Name:
                                          Title: